INTERNATIONAL SHIPHOLDING CORPORATION PROVIDES UPDATE ON

SERIES A AND  B PREFERRED STOCK

Mobile, Alabama, January 19, 2016 – International Shipholding Corporation (OTCQX: ISHC) (the “Company” or “ISH”) today announced that the Company will not declare a quarterly dividend on its Series A Cumulative Redeemable Perpetual Preferred Stock (OTCQX: ISHCP) or on its Series B Cumulative Redeemable Perpetual Preferred Stock (ISHCO (pending)), as certain of the Company’s credit agreements prohibit such payment until such time as the Company’s outstanding debt is reduced to certain levels.

The Company continues to make significant progress in the execution of its Strategic Plan to streamline the Company and reduce its debt. However, the challenging shipping market has caused vessel values to further deteriorate from the levels contemplated in the original plan approved by the Company’s Board and agreed to by the Company’s lenders and lessors.  As the Company continues to execute the Strategic Plan,  it plans, based on current condition, to reinstate the preferred dividend payments at such time as is allowed under the conditions of its creditor agreements.  Under the terms governing the Series A and Series B preferred shares, the dividends for both series  will increase by 2% until the Company has paid all accrued but unpaid dividends for three consecutive payment dates.

About International Shipholding Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International Flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2015 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.  Factors that could affect actual results include, but are not limited to: our ability to successfully and timely implement our restructuring or refinancing plans in full;  potential changes in such plans; our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, and to maximize our carriage of supplemental cargoes; our ability to comply with each of our debt instruments, including all financial covenants, divestiture requirements and mandatory prepayment obligations; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance or modifications, accidents, equipment failures, obsolescence, adverse weather, natural disasters, or other causes; our ability to access the credit markets or sell assets on terms reasonable to us or at all, including our ability to sell vessels to reduce our leverage; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending; terrorism, piracy, quarantines and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors.  Similarly, we cannot predict the impact of each such factor on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

International Shipholding Corporation

James Higginbotham

(251)243-9114

higginjt@intship.com

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082